Exhibit 18
“This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated transactions”.
TELEFÓNICA, S.A.
BALANCE SHEET AT DECEMBER 31

ASSETS (millions of euros)	2005	2004

A) FIXED AND OTHER NON CURRENT ASSETS	40,392.56	43,715.40
I. Start-up expenses	0.51	12.19
II. Intangible assets (Note 5)	84.99	40.08
Computer software	153.51	95.90
Intellectual Property	20.38	8.88
Other intangible assets	61.63	1.65
Accumulated amortization	(150.53)	(66.35)
III. Property, plant and equipment (Note 6)	529.63	261.59
Land and buildings	213.61	220.21
Furniture, tools and other items	39.43	23.73
Property, plant and equipment under construction	356.31	79.88
Accumulated depreciation and provisions	(79.72)	(62.23)
IV. Long-term investments (Note 7)	39,777.43	43,401.54
Investments in Group companies	23,127.69	22,415.48
Investments in associated companies	1,098.16	1,479.16
Other investments	1,847.70	14.42
Loans to Group and associated companies	14,004.66	20,531.41
Other loans	0.59	55.17
Long-term deposits and guarantees given	6.41	35.05
Tax receivables (Note 14.2)	3,255.69	4,343.19
Provisions	(3,563.47)	(5,472.34)
B) DEFERRED CHARGES (Note 8)	265.04	266.22
C) CURRENT ASSETS	10,277.34	7,515.63
I. Accounts receivable	219.53	109.93
Trade receivables	15.85	7.86
Receivable from Group companies	143.09	71.04
Receivable from associated companies	0.43	0.15
Sundry accounts receivable	7.98	6.73
Employee receivables	0.75	0.78
Tax receivables (Note 14.2)	61.60	27.89
Provision for bad debts	(10.17)	(4.52)
II. Short-term investments	9,651.57	6,447.97
Loans to Group companies and associated companies (Note 7.6)	9,614.15	6,184.36
Short-term investment securities (Note 7.7)	37.42	263.61
III. Short-term treasury stock (Note 9)	348.48	690.18
IV. Cash	22.29	255.72
V. Prepayments and accrued income	35.47	11.83

TOTAL ASSETS	50,934.94	51,497.25

The accompanying Notes 1 to 20 and Appendix I are an integral part of the balance sheet.

TELEFÓNICA, S.A.
BALANCE SHEET AT DECEMBER 31

LIABILITIES (millions of euros)	2005	2004

A) SHAREHOLDERS’ EQUITY (Note 9)	10,989.20	14,399.38
I. Capital stock	4,921.13	4,955.89
II. Share premium	1,670.83	5,287.68
III. Revaluation reserves	1,368.89	1,368.89
IV. Reserves	1,273.96	1,485.52
Legal reserve	920.08	789.94
Reserve for treasury stock	348.48	690.18
Other reserves	5.40	5.40
V. Income for the year	1,754.39	1,301.40
B) PROVISIONS FOR LIABILITIES AND CHARGES (Note 16.6)	444.41	139.30
C) LONG-TERM LIABILITIES	23,601.51	20,770.55
I. Debentures, bonds and other marketable debt securities (Note 10)	1,914.65	1,917.52
Non-convertible debentures and bonds	1,828.32	1,824.62
Other marketable debt securities	86.33	92.90
II. Payable to credit institutions (Note 11)	9,864.60	2,950.56
III. Payable to Group and associated companies (Note 12)	11,622.28	15,697.40
IV. Other payables	11.83	13.02
V. Taxes payable (Note 14.2)	43.02	46.92
VI. Unpaid portion of investments in Group and associated companies	145.13	145.13
Group companies	145.13	145.13
D) CURRENT LIABILITIES	15,899.82	16,188.02
I. Debentures, bonds and other marketable debt securities (Note 10)	1,297.21	1,814.65
Non-convertible debentures and bonds	—	799.06
Other marketable debt securities	1,246.87	963.84
Interest on debentures and other securities	50.34	51.75
II. Payable to credit institutions	3,236.71	2,619.35
Loans and other accounts payable (Note 11)	3,130.91	2,607.85
Accrued interest payable	105.80	11.50
III. Payable to Group and associated companies (Note 12)	10,977.97	11,551.42
IV. Trade accounts payable	61.72	53.87
V. Other non-trade payables	326.21	148.73
Taxes payable (Note 14.2)	26.23	17.31
Other non-trade payables (Note 15)	299.98	131.42

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES	50,934.94	51,497.25

The accompanying Notes 1 to 20 and Appendix I are an integral part of the balance sheet.